Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Reynolds Consumer Products Inc. of our report dated August 28, 2019, except for the effects of the segment change described in Note 13, as to which the date is October 25, 2019, relating to the financial statements of Reynolds Consumer Group, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

January 28, 2020